SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                          ______________


                            FORM 8-K

                          CURRENT REPORT

                   Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934

                          ______________



            Date of Report (Date of earliest event reported):
                           March 12, 2002



                          CAMBEX CORPORATION
       (Exact name of registrant as specified in its charter)


Massachusetts	                O-6933             04-2442959
(State or other                (Commission        (IRS Employer
jurisdiction of                File Number)     Identification No.)
incorporation)




                             360 Second Avenue
                        Waltham, Massachusetts 02451
            (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (781) 890-6000

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Item 2. Acquisition or Disposition of Assets

On March 12, 2002, Cambex Corporation completed the acquisition of Super PC Memory, Inc., pursuant to the terms of the Stock Purchase and Sale Agreement dated as of January 31, 2002 by and among Cambex Corporation, a Massachusetts corporation, Super PC Memory, Inc., a California corporation, Son T. Pham, Simon Le and Richard G. Schaefer.

Effective as of March 12, 2002, Super PC Memory, Inc. is a wholly-owned subsidiary of Cambex Corporation. The sellers, Son T. Pham, Simon Le and Richard G. Schaefer received 560,000 shares of Cambex Corporation common stock and will receive fifteen percent (15%) of Super PC Memory, Inc.'s gross profit for the period from March 12, 2002 through December 31, 2004, payable in installment payments pursuant to the terms of the Stock Purchase and Sale Agreement.

The Stock Purchase and Sale Agreement is incorporated herein by reference and is included as Exhibit 2.1 herein. A copy of Cambex Corporation's press release announcing the completion of the acquisition is incorporated herein by reference and is included as Exhibit 99 herein. The foregoing description of such documents is qualified in its entirety by reference to such Exhibits.


Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. To be filed by amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information. To be filed by amendment to this Current Report on Form 8-K.

(c) Exhibits.


2.1	Stock Purchase and Sale Agreement dated as of January 31, 2002 by and among Cambex Corporation, Super PC Memory, Inc., Son T. Pham, Simon Le and Richard G. Schaefer.

99    Press Release dated March 25, 2002.



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

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                             CAMBEX CORPORATION
                             (Registrant)


Date: March 27, 2002         /s/ Joseph F. Kruy
                             Joseph F. Kruy
                             President and Chief Executive Officer



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

                                 EXHIBIT INDEX

Exhibit
Number      Description

2.1	      Stock Purchase and Sale Agreement dated as of January 31, 2002 by and among Cambex Corporation, Super PC Memory, Inc., Son T. Pham,
Simon Le, and Richard G. Schaefer.


99          Press Release dated March 25, 2002.





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